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                                                                 EXHIBIT 9(b)(5)



                                AMENDMENT NO. 1
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


       The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Tax-Exempt Funds, Inc., a Maryland corporation, is hereby amended as follows:

       Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                          "AIM TAX-EXEMPT FUNDS, INC.
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

AIM Tax-Exempt Cash Fund
AIM Tax-Exempt Bond Fund of Connecticut
AIM Tax-Free Intermediate Fund
AIM High Income Municipal Fund"

       All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:                                 , 1997
        --------------------------------


                                           A I M ADVISORS, INC.



Attest:                                    By:
         -------------------------------        -------------------------------
              Assistant Secretary                        President


(SEAL)

                                           AIM TAX-EXEMPT FUNDS, INC.



Attest:                                    By:
         -------------------------------        -------------------------------
              Assistant Secretary                        President


(SEAL)